                                                                    EXHIBIT 99.1


Contacts:
Mintie Das
Investor Relations
webADTV.com
612.925.8895
mdas@webADTV.com

For Immediate Release

                        webADTV SIGNS J. WALTER THOMPSON
 The Digital Video Archiving and Retrieval Service Developed with AT&T and Excalibur Technologies Signs Fourth Largest Global Advertising Agency as Client

MINNEAPOLIS, JUNE 27, 2000---webADTV.com(sm), Inc. ("webADTV"), a subsidiary of iNTELEFILM(sm) (Nasdaq: FILM) announced today that iNTELESource.ORG ("iNTELESource"), the only digital video archiving and retrieval service designed specifically for global advertising agencies has entered into a worldwide test with international advertising agency J. Walter Thompson. J. Walter Thompson is the fourth largest single agency in the world.

         iNTELESource is a web enabled, video asset management system that provides agencies and production companies with the ability to digitize, encode, archive and stream television commercials on their desktop. iNTELESource key functions include:

          - Allowing J. Walter Thompson secure web-based access by numerous creative team members from remote locations to retrieve video files to their desktop computer via a real time stream or a download.

          - Coordinating the flow of the video through the various stages of the production and client approval process.


         The iNTELESource digital archiving and retrieval capabilities will be used in J. Walter Thompson's Detroit, USA and Sydney, Austrailia offices pending a successful introduction of the three month test, plans are to expand the INTELESOURCE services to the other offices of the worldwide agency.

         "We are pleased to begin working with the talented and progressive people of J. Walter Thompson. Their enthusiasm and confidence in signing with iNTELESource attests to their understanding of digital solutions as well as to the quality and efficiency of our product. As the first step in our plan to build out a complete set of digital solutions for the advertising agency industry, we are pleased with the success of the iNTELESource product. Our industry expertise will continue to define our products and ensure advertising agencies that we understand and can service their very particular needs," said James G. Gilbertson, Chief Executive Officer and President of webADTV.

         iNTELESource is the first online tool in a larger web based platform planned by webADTV. webADTV's goal is to become the technology platform for the advertising agency industry by combining the digital archiving and retrieval capabilities of iNTELESource with other digital productivity tools in development.

ABOUT WEBADTV.COM
webADTV is the online digital suite of tools that will web enable all aspects of the global advertising process from conception of the media campaign, production, placement and fulfillment. By providing a series of productivity features and a wide array of e-commerce solutions designed for transactions within the advertising community, webADTV will enhance and streamline the business process for advertising agencies and their clients.

ABOUT J. WALTER THOMPSON

J. Walter Thompson, the world's original advertising/communications company, recently celebrated its 135th anniversary. The Detroit office is the largest of its 250-facilities in 87 countries, and the company ranks near the top among world ad agencies. The organization's philosophy of "Total

Branding" helps develop clients' sales and long-term value. That mission continues to enhance the growth of both J. Walter Thompson and its clients in the year 2000.

Certain statements made in this press release of a non-historical nature constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1985. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the Company's Form 10KSB Report as filed for year ended December 31, 1999 with the Securities and Exchange Commission.

                                      ####